UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 10, 2026, Impinj, Inc. (the “Company”) entered into privately-negotiated exchange agreements with certain holders of the Company’s outstanding 1.125% Convertible Senior Notes due 2027 (the “2027 Notes”) in which the Company agreed to exchange approximately $56.5 million in cash and approximately 188,451 shares of common stock based on the Reference Price (as described below) for $56.3 million in aggregate principal amount of the outstanding 2027 Notes (the “2027 Notes Exchange”). The foregoing amounts of cash and stock are subject to adjustment during a 2-day measurement period ending September 14, 2026. Accordingly, such approximate amounts are estimates based on an assumed price per share of the Company’s common stock equal to the closing price per share of common stock on The Nasdaq Global Select Market on the date of the applicable Exchange Agreement and the Reference Price used in the Exchange Transactions. The actual amounts of cash paid and shares of common stock issued could vary depending on changes in the trading price of the Company’s common stock during the measurement period. Closings of the 2027 Notes Exchange are expected to take place on or about September 16, 2026. The Company will use cash on hand to fund the 2027 Notes Exchange. Immediately following the closings of the 2027 Notes Exchange, approximately $1.0 million aggregate principal amount of the 2027 Notes will remain outstanding.

The 2027 Notes Exchange is being conducted as a private placement and the shares of common stock issued in the 2027 Notes Exchange will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and are being offered only to persons believed to be a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based on the representations made by the holders of the 2027 Notes participating in the 2027 Notes Exchange.

On September 10, 2026, the Company issued a press release relating to the 2027 Notes Exchange, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 10, 2026.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.
Date: September 10, 2026	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer